UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2009

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-9547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	UNREGISTERED SALE OF EQUITY SECURITIES

On March 11, 2009, FLIR Systems, Inc. (“FLIR”) issued 9,000,520 shares of its common stock, par value $0.01 per share (the “common stock”), in connection with its offer to exchange (the “offer”) any and all of its 3% Senior Convertible Notes Due 2023 (the “notes”) for cash and shares of its common stock. The offer expired at 5:00 p.m., New York City time, on March 9, 2009.

In the aggregate, the offer resulted in the retirement of $99,870,000 principal amount of notes (representing approximately 52.2% of the aggregate principal amount of notes outstanding prior to the offer), the issuance of 9,000,520 shares of common stock and the payment of $1,997,480 (including cash in lieu of fractional shares) to participating holders of validly tendered and accepted notes. Approximately $91,549,000 principal amount of notes remain outstanding following the completion of the offer.

The common stock issued in connection with the offer was issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 11, 2009.

FLIR SYSTEMS, INC. (Registrant)

By	/s/ Anthony L. Trunzo
Anthony L. Trunzo Sr. Vice President, Corporate Strategy and Development